UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2006

KRONOS INCORPORATED

(Exact name of registrant as specified in its charter)

0-20109

(Commission file number)

Massachusetts	04-2640942
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification Number)

297 Billerica Road

Chelmsford, MA 01824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 250-9800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On July 11, 2006, in connection with the acquisition by Kronos Incorporated (the “Registrant”) of Unicru, Inc., an Oregon corporation (“Unicru”), as described below, the Registrant entered into a credit agreement (the “Credit Agreement”) with Citizens Bank of Massachusetts (“Citizens Bank”) regarding a three-year $100,000,000 revolving credit facility (the “Loan”) intended (1) to finance a portion of the Registrant’s acquisition of Unicru and (2) to pay fees and expenses incurred in connection with such acquisition. Pursuant to the terms of the Credit Agreement, the Registrant is permitted to borrow the total commitment available under the Credit Agreement from Citizens Bank. Loans outstanding under the Credit Agreement may be prepaid at any time in whole or in part without premium or penalty. The Credit Agreement contains customary negative covenants, including financial covenants and covenants relating to liens, investments, mergers, permitted acquisitions, indebtedness, material adverse changes, and distributions.

Pursuant to the terms of the Credit Agreement and concurrent with the extension of the Loan by Citizens Bank, the Registrant executed and delivered to Citizens Bank a promissory note dated July 11, 2006 in the principal amount of up to $100,000,000 (the “Note”), promising payment of the principal amount and interest on the unpaid principal amount of each of the loans described above from the date of such loans until such principal amounts are paid in full.

The obligations of the Registrant under the Credit Agreement are guaranteed by its wholly owned domestic subsidiaries. Upon execution of the Credit Agreement, Kronos Securities Corporation, Kronos Technology and Research Holdings, LLC, Kronos Technology Systems Limited Partnership and Kronos Research Systems Limited Partnership each executed a guaranty agreement in favor of Citizens Bank. Any new material domestic subsidiaries are required to execute guaranty agreements in substantially the same form in favor of Citizens Bank.

In addition, upon execution of the Credit Agreement, the Registrant pledged as collateral for the Loan all of its capital stock holdings in Kronos Securities Corporation and all of its interests in Kronos Technology and Research Holdings, LLC. Those two entities also executed a pledge agreement pledging as collateral for the Loan all of their interests in Kronos Technology Systems Limited Partnership and Kronos Research Systems Limited Partnership. Pursuant to the terms of the Credit Agreement, the Registrant is required to pledge the stock of any new material domestic subsidiary (or 65% of such stock of material foreign subsidiaries).

The foregoing description of the Credit Agreement and the Note does not purport to be a complete statement of the parties’ rights under the Credit Agreement and the Note and are qualified in their entirety by reference to the full text of the Credit Agreement and the Note, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Merger Agreement

On July 12, 2006, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blade Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of the Registrant (“Merger Sub”), Unicru and Brian Ascher, solely in his capacity as the representative of holders of Unicru’s securities, pursuant to which the Merger Sub will merge with and into Unicru, with Unicru surviving as a wholly owned subsidiary of the Registrant (the “Merger”). The Merger Agreement contemplates that the Registrant will acquire Unicru for a purchase price of $150 million in cash, less certain expenses and other deductions set forth in the Merger Agreement.

The purchase price is also subject to possible post-closing adjustment based on the amount of Unicru’s net working capital at closing. The Registrant will pay the purchase price from a combination of its working capital and financing to be provided pursuant to the Loan described above. A portion of the purchase price will be placed into escrow at the closing as a source for effecting indemnification and other payments, if any, under the terms of the Merger Agreement. The Merger is subject to customary closing conditions.

Other than the Merger Agreement, there is no material relationship between Unicru and either of the Registrant or Merger Sub.

The Registrant’s board of directors has approved the Merger Agreement. The Merger is conditioned on, among other things, the receipt of certain waivers of dissenters’ rights under Oregon law and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The requisite number of Unicru’s shareholders have adopted the Merger Agreement and approved the Merger and the transactions contemplated thereby.

The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01. Other Events.

On July 13, 2006, the Registrant issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date:  July 17, 2006

By:   /s/    Paul A. Lacy

        Paul A. Lacy

        President

EXHIBIT INDEX

    Exhibit No.             Description

2.1	Agreement and Plan of Merger, dated as of July 12, 2006, by and among the Registrant, Unicru, Inc., Blade Acquisition Corp. and Brian Ascher, as Securityholder Representative.

10.1	Revolving Credit Agreement, dated as of July 11, 2006, between the Registrant and Citizens Bank of Massachusetts.

10.2	Revolving Credit Note, dated as of July 11, 2006, issued by the Registrant in favor of Citizens Bank of Massachusetts.

99.1	Press Release issued by the Registrant on July 13, 2006.